Exhibit 10.1

LOAN DOCUMENT MODIFICATION AGREEMENT

THIS LOAN DOCUMENT MODIFICATION AGREEMENT (the "Modification Agreement") is made this 12th day of April, 2013, by and among RAND WORLDWIDE, INC., a Delaware corporation, and RAND A TECHNOLOGY CORPORATION, an Ontario corporation, and their successors and assigns (collectively, the "Borrowers"), RAND WORLDWIDE FOREIGN HOLDINGS, INC. and RAND WORLDWIDE SUBSIDIARY, INC., their successors and assigns (individually and collectively referred to as the "Guarantors"), and PNC BANK, NATIONAL ASSOCIATION (the "Lender").

RECITALS

A. The Lender has made a revolving line of credit loan (the "Loan") to the Borrowers in the original principal amount of up to $8,000,000. The Loan was made to the Borrowers pursuant to a Finance and Security Agreement dated February 28, 2012 (the "Loan Agreement"). The Loan is evidenced by a Committed Line of Credit Note dated February 28, 2012 in the original principal amount of $8,000,000 from the Borrowers to the order of the Lender (the "Note"). The Loan is guaranteed by Guaranty and Security Agreements dated February 28, 2012 from the Guarantors in favor of the Lender (collectively, the "Guaranty Agreements").

B. The Note, the Loan Agreement and the Guaranty Agreements, together with all other documents, instruments and certificates executed in connection with the Loan, are hereafter collectively referred to as the "Loan Documents".

C. The parties hereto have agreed to extend the maturity date of the Loan as hereinafter set forth.

WITNESSETH

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantors and the Lender do hereby agree as follows:

1. Incorporation of Recitals; Defined Terms. The Recitals are hereby incorporated into this Agreement. All capitalized terms used but not defined herein shall have that meaning given to them in the Loan Agreement.

2. Modification to Loan Agreement. The Loan Agreement is hereby modified to provide that the "Revolving Credit Expiration Date" as defined in Section 1.1 is hereby extended from February 28, 2014 until November 30, 2014.

3. Confirmation. The Borrowers and Guarantors hereby confirm the lien, legal operation and effect of the Loan Documents and the respective grants, conveyances, and assignments made therein to secure the Loan, so that such Loan Documents and the indebtedness represented thereby is neither extinguished nor discharged but is expressly reserved and confirmed hereby. The Borrowers and Guarantors hereby affirm and restate all covenants, representations and warranties made by them in the Loan Documents as of the date hereof.

4. Joinder of Guarantors. The Guarantors join in this Agreement in order to evidence their consent to the amendments set forth herein, including the extension of the term, and the Guarantors hereby ratify and confirm all of the terms, provisions and conditions of the Guaranty Agreements, as amended hereby, and agree that the Guaranty Agreements, as amended hereby, remain in full force and effect, unaffected except by the amendments set forth herein.

5. References in Loan Documents. All references in the Loan Documents to "Note", "Loan Agreement" and "Guaranty Agreements" shall be deemed to refer to the Note, Loan Agreement and Guaranty Agreements as defined in the Recitals hereof and as modified above.

6. Release and Discharge. As additional consideration for the modification of the terms of the Loan Documents as set forth herein, the Borrowers and the Guarantors hereby release and forever discharge the Lender from all damages, loss, claims, demands, liabilities, obligations, actions and causes of action against the Lender in connection with the Loan of which they have knowledge as of the date hereof.

7. No Opinion Expressed by Lender. The Lender expresses no opinion as to whether the Loan or any of the matters or transactions contained in or provided for in the Loan Documents will enable the Borrowers to meet their obligations under or in connection with the Loan or the enterprise with respect to which the Loan has been made. The risk of business failure remains exclusively with the Borrowers, the Guarantors and any persons who may have invested in any of them.

8. Ratification of Loan Documents. Except as modified as set forth in the preceding numbered paragraphs, all terms and provisions in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

9. No Novation of Note. The Borrowers, the Guarantors and the Lender hereby acknowledge and agree that this Modification Agreement does not constitute or effect a novation of the Note.

10. Payment of Fees. The Borrowers and the Guarantors agree to pay all expenses in connection with the modifications to the Loan, including the reasonable fees of Lender's counsel.

11. Counterparts. This Modification Agreement may be executed in separate counterparts, all of which taken together shall constitute a single original instrument.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement under their respective seals as of the day and year first above written.

WITNESS: BORROWERS:

RAND WORLDWIDE, INC.,

a Delaware corporation

By: /s/ Lawrence Rychlak (SEAL)

Lawrence Rychlak,

President

RAND A TECHNOLOGY CORPORATION,

an Ontario corporation

By: /s/ Lawrence Rychlak (SEAL)

Lawrence Rychlak,

President

WITNESS: GUARANTORS:

RAND WORLDWIDE FOREIGN HOLDINGS, INC.

By: /s/ Lawrence Rychlak (SEAL)

Lawrence Rychlak,

President

RAND WORLDWIDE SUBSIDIARY, INC.,

By: /s/ Lawrence Rychlak (SEAL)

Lawrence Rychlak,

President

WITNESS: LENDER:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Timothy M. Naylon (SEAL)

Timothy M. Naylon,

Senior Vice President